Exhibit 99.1

MRI Interventions Announces $10.2 Million Private Placement

IRVINE, CA, December 19, 2014 – MRI Interventions, Inc. (OTCQB: MRIC) today announced it has entered into a definitive securities purchase agreement with a group of investors for the private placement of approximately 15.8 million shares of its common stock and warrants to purchase approximately 6.3 million shares of its common stock.

“We are very pleased to secure this financing,” said Frank Grillo, President and CEO-elect of MRI Interventions. “The proceeds from the private placement will strengthen our balance sheet, fund our ongoing commercialization efforts for our ClearPoint® Neuro Intervention System, a next generation platform for performing real-time, MRI-guided minimally invasive neurosurgery, and drive the priorities I have established for the company.”

For each share being purchased, investors will receive a warrant to purchase 0.4 share of MRI Interventions’ common stock.   For each unit consisting of a share and warrant, the investors have agreed to pay a negotiated price of $0.6435, which will result in gross proceeds to MRI Interventions of approximately $10.2 million, before deducting placement agents’ fees and estimated offering expenses. The per share exercise price of the warrants will be $0.858, and the warrants will be exercisable for a five year period beginning on the original date of issuance. The private placement is expected to close on or before December 24, 2014, subject to customary closing conditions.

Brookline Group, LLC acted as lead placement agent for the transaction.

The securities offered and to be sold by MRI Interventions in the private placement have not been registered under the Securities Act of 1933 or state securities laws and may not be offered or sold in the United States absent registration with the U.S. Securities and Exchange Commission or an applicable exemption from such registration requirements. MRI Interventions has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock, including shares of common stock issuable upon exercise of the warrants, to be issued in the private placement. Any resale of MRI Interventions’ securities under such resale registration statement will be made only by means of a prospectus.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor will there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

About MRI Interventions, Inc.

Building on the imaging power of MRI, MRI Interventions is creating innovative platforms for performing the next generation of minimally invasive surgical procedures in the brain and heart. The company’s ClearPoint® system, which has received 510(k) clearance and is CE marked, utilizes a hospital’s existing diagnostic or intraoperative MRI suite to enable a range of minimally invasive procedures in the brain. In partnership with Siemens Healthcare, MRI Interventions is developing the ClearTrace® system to enable MRI-guided catheter ablations to treat cardiac arrhythmias. For more information, please visit www.mriinterventions.com.

Forward-Looking Statements

This press release contains forward-looking statements based upon the Company’s current expectations. Forward-looking statements include, without limitation, all statements relating to the anticipated closing of, and the amount of anticipated proceeds from, the private placement transaction described in this press release. Forward-looking statements are subject to risks and uncertainties, and the Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of such risks and uncertainties, which include, without limitation, risks and uncertainties associated with market conditions and the satisfaction of closing conditions related to the private placement. There can be no assurance that the Company will be able to complete the private placement on the terms described herein or in a timely manner, if at all. You should not place undue reliance on forward-looking statements, which apply only as of the date of this press release. The Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2014 contains under the heading “Risk Factors” a comprehensive description of risks to which the Company is subject. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact Information:

MRI Interventions, Inc.

David Carlson, CFO, 901-522-9300